CALCULATION EXHIBIT FOR EQUITY ENRICHER

ASSUMPTIONS:
MALE, ISSUE AGE 35, PREFERRED NONSMOKER
FACE AMOUNT OF 250,000.00
SINGLE PREMIUM OF 1,000.00 PAID AT ISSUE
USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:

                BEGINNING                    MORTALITY &
                 OF MONTH    GROSS               EXPENSE
POLICY  POLICY       CASH  PREMIUM  PREMIUM         RISK   ADMIN   RIDER
  YEAR   MONTH      VALUE     PAID     LOAD       CHARGE  CHARGE  CHARGE
     5       1   1,148.70     0.00     0.00         0.48    0.00    0.00
     5       2   1,153.22     0.00     0.00         0.48    0.00    0.00
     5       3   1,157.77     0.00     0.00         0.48    0.00    0.00
     5       4   1,162.34     0.00     0.00         0.48    0.00    0.00
     5       5   1,166.93     0.00     0.00         0.49    0.00    0.00
     5       6   1,171.53     0.00     0.00         0.49    0.00    0.00
     5       7   1,176.15     0.00     0.00         0.49    0.00    0.00
     5       8   1,180.79     0.00     0.00         0.49    0.00    0.00
     5       9   1,185.45     0.00     0.00         0.49    0.00    0.00
     5      10   1,190.13     0.00     0.00         0.49    0.00    0.00
     5      11   1,194.82     0.00     0.00         0.50    0.00    0.00
     5      12   1,199.52     0.00     0.00         0.50    0.00    0.00

             COST                   END                                END       END
               OF         NET  OF MONTH             OUTSTANDING   OF MONTH  OF MONTH
POLICY  INSURANCE  INVESTMENT      CASH  SURRENDER         LOAN  CASH SURR     DEATH
  YEAR     CHARGE    EARNINGS     VALUE     CHARGE      BALANCE      VALUE   BENEFIT
     5       0.12        5.12  1,153.22       0.00         0.00   1,153.22  3,941.00
     5       0.12        5.15  1,157.77       0.00         0.00   1,157.77  3,946.00
     5       0.12        5.17  1,162.34       0.00         0.00   1,162.34  3,951.00
     5       0.12        5.19  1,166.93       0.00         0.00   1,166.93  3,956.00
     5       0.12        5.21  1,171.53       0.00         0.00   1,171.53  3,961.00
     5       0.12        5.23  1,176.15       0.00         0.00   1,176.15  3,966.00
     5       0.12        5.25  1,180.79       0.00         0.00   1,180.79  3,971.00
     5       0.12        5.27  1,185.45       0.00         0.00   1,185.45  3,976.00
     5       0.12        5.29  1,190.13       0.00         0.00   1,190.13  3,981.00
     5       0.13        5.31  1,194.82       0.00         0.00   1,194.82  3,986.00
     5       0.13        5.33  1,199.52       0.00         0.00   1,199.52  3,991.00
     5       0.13        5.35  1,204.24       0.00         0.00   1,204.24  3,996.00

THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:

POLICY YEAR

The policy year is assumed to be 5, as described above.

POLICY MONTH

The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.

BEGINNING OF MONTH CASH VALUE

The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of separate account cash value only; no Purchase of Additional Insurance Rider cash value is present.

GROSS PREMIUM PAID

The gross premium paid is the planned annual premium. This demonstration assumes a single premium paid at issue. Therefore, no premium is paid in year 5.

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PREMIUM LOAD

The premium load is the sum of the sales charge, state tax, and federal tax as described in the Transaction Fees table. For year 5, this sum is 5.00% of gross premium paid. In year 5 month 1, the premium load is therefore 5.00% x 0.00 = 0.00.

MORTALITY & EXPENSE RISK AND ADMINISTRATIVE SERVICES CHARGE

The mortality & expense (M&E) and administrative services charge is a percentage of the separate account cash value at the end of the prior policy month. This demonstration assumes that all cash value is comprised of separate account cash value only. The annual percentages are described in the Periodic Fees table.

To calculate the monthly M&E risk and administrative services charge, we use the following:

     Monthly Charge = ROUND{[1 + Annual M&E Risk and Administrative Services
                      Charge] ^ (1/12)] - 1, 8}

For example, in year 5 month 1, the annual percentage is 0.50% and the cash value at the end of the prior policy month is:

       Cash Value = Cash value at the end of the prior policy month
                    (year 4 month 12)
       Cash Value = 1,147.71

   Monthly Charge = ROUND{[1 + Annual Charge] ^ (1/12)] - 1, 8}
   Monthly Charge = ROUND{[1.0050] ^ (1/12)] - 1, 8}
   Monthly Charge = .00041571

The mortality & expense risk and administrative services charge is therefore
0.00041571 x 1,148.70 = 0.48.

ADMIN CHARGE

All administration charges are assessed as part of the mortality & expense and administrative services charge described above. No additional administration charges are assessed.

RIDER CHARGE

Charges for other riders are not assessed against the values in the Equity Enricher. A list of available riders can be found in the Rider Fees Table.

COST OF INSURANCE CHARGE

The cost of insurance (COI) charge is the product of the monthly COI rate and the cash value at the end of the prior policy month, subject to a minimum monthly charge of .01.

For example, in year 5 month 1, we have the following:

           cash value = cash value at end of prior policy month
                       (policy year 4; month 12)
           cash value = 1,148.70

     monthly COI rate = 0.00010506

          COI charge = maximum(.01, monthly COI rate x cash value) COI charge = maximum(.01, 0.00010506 x 1,148.70)
          COI charge = 0.12

NET INVESTMENT EARNINGS

The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each separate account fund that has invested cash value. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00% and an investment management fee of 0.51.

To calculate the monthly net interest rate (used to calculate the net investment earnings), given the annual gross interest rate and the investment management fee, we use the following:

     monthly net interest rate = ROUND{[ [(1+I)- IMF ] ^ (1/12)] - 1, 8}

          where:

            I = annual gross interest rate
          IMF = investment management fee

For I = 6.00% and IMF = 0.51%, we have:

    monthly net interest rate = ROUND{[ [ (1+I) - IMF ] ^ (1/12)] - 1, 8} monthly net interest rate = ROUND{[ [ (1 + 6.00%) - 0.51%] ^ (1/12)] - 1, 8}
    monthly net interest rate = ROUND{[ [ 1.06 - 0.0051] ^ (1/12)] - 1, 8}
    monthly net interest rate = ROUND{[ [ 1.0549 ^ (1/12)]- 1, 8} monthly net interest rate = ROUND{[ 1.004463764] - 1, 8} monthly net interest rate = ROUND{ 0.004463764, 8} monthly net interest rate = 0.00446376

To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:

               cash value = BOM CV + Gross Premium Paid - Premium Load - M&E
                            Risk and Administrative Services Charge - COI Charge

For example, in year 5 month 1, we have the following:

               cash value = BOM CV + Gross Premium Paid - Premium Load - M&E and
                            Administrative Services Charge - COI Charge
               cash value = 1,148.70 + 0.00 - 0.00 - 0.48 - 0.12
               cash value = 1,148.10

          net investment earnings = cash value x monthly net interest rate net investment earnings = 1,148.10 x 0.00446376 net investment earnings = 5.12

END OF MONTH CASH VALUE

The end of month cash value (EOM CV) is simply:

  EOM CV = BOM CV + Gross Premium Paid - Premium Load - M&E Risk and
           Administrative Services Charge - COI Charge + Net Investment Earnings

In year 5 month 1, we have:

  EOM CV = BOM CV + Gross Premium Paid - Premium Load - M&E Risk and
           Administrative Services Charge - COI Charge + Net Investment Earnings EOM CV = 1,148.70 + 0.00 - 0.00 - 0.48 - 0.12 + 5.12
  EOM CV = 1,153.22

SURRENDER CHARGE

No surrender charges are assessed against the values in the Equity Enricher.

OUTSTANDING LOAN BALANCE

Loans cannot be taken against the value of the Equity Enricher. If a loan is desired, the value must first be transferred to the Purchase of Additional Insurance Rider.

END OF MONTH CASH SURRENDER VALUE

The end of month cash surrender value (EOM CSV) is the end of month cash value. That is:

     EOM CSV = EOM CV

In year 5 month 1, we have:
     EOM CSV = EOM CV
     EOM CSV = 1,153.22

END OF MONTH DEATH BENEFIT

The end of month death benefit (EOM DB) is calculated as the end of month cash value divided by the net single premium (NSP) for that day. The net single premium for each day is calculated as the linear interpolation of the net single premium for the attained age at the beginning of the policy year and the net single premium for the attained age at the next policy anniversary.

In year 5 month 1, we have:

                                   cash value = EOM CV = 1,153.22
          NSP at beginning of year 5 (attained age 44) = 0.29183
          NSP at beginning of year 6 (attained age 45) = 0.30142

               DB = ROUNDUP [((EOM CV) / [(NSP; year 4, month 12 ) + ({(NSP;
                    year 5, month 12) - (NSP; year 4, month 12 )} / 12)],0]
               DB = ROUNDUP [(1,153.22 / [.29183 + ({.30142 - .29183} / 12)],0]

               DB = ROUNDUP [(1,153.22 / [.29183 + (.00959 / 12)],0]
               DB = ROUNDUP [(1,153.22 / [.29183 + .0007992]),0]
               DB = ROUNDUP [(1,153.22 / .2926292),0]
               DB = ROUNDUP [3,940.89,0]
               DB = 3,941